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                                                                   EXHIBIT 10.82

                             EIGHTH AMENDMENT TO THE
                                 MIRANT SERVICES
                      BARGAINING UNIT EMPLOYEE SAVINGS PLAN

         WHEREAS, Mirant Services, LLC (the "Company") heretofore adopted the Mirant Services Bargaining Unit Employee Savings Plan (the "Plan"), effective December 19, 2000, and subsequently amended and restated effective as of April 2, 2001;

         WHEREAS, the Company wishes to amend the Plan to provide that, effective April 1, 2003, no new investments may be made in the Company Stock Fund (as that term is defined in the Plan) under the Plan; and

         WHEREAS, the Americas Benefits Committee (the "Committee") is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided such amendment does not involve a substantial increase in cost to the Company.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as of April 1, 2003:

                                        I

         EFFECTIVE AS OF APRIL 1, 2003, SECTION 8.1 OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 8.1:

8.1 Investment Funds. The Investment Funds shall be selected from time to time by the Qualified Plans Investment Review Committee (the "Investment Review Committee"). In addition to such other Investment Funds selected by the Investment Review Committee, the Investment Funds shall include the "Company Stock Fund." The Company Stock Fund shall be invested and reinvested in Common Stock, provided that funds applicable to the purchase of Common Stock pending investment of such funds may be temporarily invested in short-term United States Government obligations, other obligations guaranteed by the United States Government, commercial paper, or certificates of deposit, and, if the Trustee so determines, may be transferred to money market funds utilized by the Trustee for qualified employee benefit trusts. Notwithstanding the foregoing, effective April 1, 2003, no new investments may be made in the Company Stock Fund and, should a Participant elect to reduce the portion of his Account that is invested in the Company Stock Fund, he may not again reinvest any additional assets in the Company Stock Fund.

                                       II.

         EXCEPT AS AMENDED HEREIN BY THIS EIGHTH AMENDMENT, THE PLAN SHALL REMAIN IN FULL FORCE AND EFFECT AS AMENDED AND RESTATED BY THE COMPANY PRIOR TO THE ADOPTION OF THIS EIGHTH AMENDMENT.


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         IN WITNESS WHEREOF, the Committee, through a duly authorized officer of the Company, has adopted this Eighth Amendment to the Plan this 25th day of March, 2003 to be effective as of April 1, 2003.

                                               MIRANT SERVICES, LLC



                                               By:     /s/ Dianne Davenport

                                               Title:  VP, Human Resources


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